Exhibit 5.1

[Letterhead of Simpson Thacher & Bartlett LLP]

January 13, 2012

Walter Investment Management Corp.

3000 Bayport Drive, Suite 1100

Tampa, Florida 33607

Ladies and Gentlemen:

We have acted as counsel to Walter Investment Management Corp., a Maryland corporation (the “Company”), and the subsidiaries of the Company named on Schedule I hereto (the “Schedule I Guarantors) and the subsidiaries of the Company named on Schedule II hereto (the “Schedule II Guarantors,” and together with the Schedule I Guarantors, the “Guarantors”) in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) debt securities of the Company, which may be senior (the “Senior Debt Securities”), senior subordinated (the “Senior Subordinated Debt Securities”) or subordinated (the “Subordinated Debt Securities”) and which may be convertible or exchangeable into other securities of the Company (collectively, the “Debt Securities”); (ii) guarantees issued by the Guarantors with respect to the Debt Securities and the Debt Security Warrants (as defined below) (collectively, the “Guarantees”); (iii) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (iv) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”); (v) depositary shares (the “Depositary Shares”), which represent fractional

- 2 -	January 13, 2012

interests in the Preferred Stock and which may be represented by depositary receipts (the “Depositary Receipts”); (vi) stock purchase contracts (the “Stock Purchase Contracts”); (vii) warrants to purchase Debt Securities (the “Debt Security Warrants”); (viii) warrants to purchase Common Stock (the “Common Stock Warrants”); (ix) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (x) warrants to purchase Depositary Shares (the “Depositary Share Warrants”); (xi) warrants to purchase Stock Purchase Contracts (the “Stock Purchase Contract Warrants”); and (xii) units consisting of one or more of the securities described in clauses (i) through (xi) above (the “Units”). The Debt Security Warrants, the Common Stock Warrants, the Preferred Stock Warrants, the Depositary Share Warrants and the Stock Purchase Contract Warrants are herein referred to, collectively, as the “Securities Warrants.” The Debt Securities, the Guarantees, the Common Stock, the Preferred Stock, the Depository Shares, the Stock Purchase Contracts, the Securities Warrants and the Units are hereinafter referred to, collectively, as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $1,500,000,000.

The Senior Debt Securities and any guarantees thereof will be issued under a base senior indenture, dated as of January 13, 2012 (the “Base Senior Indenture,” as may be amended or supplemented from time to time, the “Senior Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and, if guaranteed, the Guarantors named therein. The Senior Subordinated Debt Securities and the Subordinated Debt Securities and any guarantees thereof will be issued under a base subordinated indenture, dated as of January 13, 2012 (the “Base Subordinated Indenture,” as may be amended or supplemented

- 3 -	January 13, 2012

from time to time, the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”), between the Company and the Trustee and, if guaranteed, the Guarantors named therein.

The Depositary Shares will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) between the Company and such depositary as shall be named therein (the “Depositary”).

The Stock Purchase Contracts will be issued pursuant to one or more stock purchase contract agreements (each, a “Stock Purchase Contract Agreement”) between the Company and such stock purchase contract agent as shall be named therein (the “Stock Purchase Contract Agent”).

The Securities Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement” and, collectively, the “Warrant Agreements”) between the Company and such warrant agent as shall be named therein. Each party to a Warrant Agreement other than the Company is referred to hereinafter as a “Counterparty.”

The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) between the Company and such unit agent as shall be named therein (the “Unit Agent”).

We have examined the Base Senior Indenture and the Base Subordinated Indenture (collectively, the “Base Indentures”), the Registration Statement, a form of the share certificate for the Common Stock and the Base Indentures, which form of share certificate and Base Indentures have been filed with the Commission as exhibits to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we

- 4 -	January 13, 2012

have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that (1) at the time of execution, authentication, issuance and delivery of the Debt Securities and any applicable Guarantees, the applicable Indenture (including any supplemental indentures relating thereto) will be the valid and legally binding obligation of the Trustee; (2) at the time of execution, issuance and delivery of any Depositary Shares, the related Deposit Agreement will be the valid and legally binding obligation of the Depositary; (3) at the time of execution, issuance and delivery of any Stock Purchase Contracts, the related Stock Purchase Contract Agreement will be the valid and legally binding obligation of the Stock Purchase Contract Agent; (4) at the time of execution, countersignature, issuance and delivery of any Securities Warrants, the related Warrant Agreement will be the valid and legally binding obligation of each Counterparty thereto; and (5) at the time of execution, countersignature, issuance and delivery of any Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent.

We have assumed further that (1) the Base Indentures have been duly authorized, executed and delivered by the Company and the Trustee; (2) at the time of execution, authentication, issuance and delivery of the Debt Securities and any applicable Guarantees, the

- 5 -	January 13, 2012

applicable supplemental indentures will have been duly authorized, executed and delivered by the Company and the applicable Guarantors; (3) at the time of execution, countersignature, issuance and delivery of the Depositary Shares, the related Deposit Agreement will have been duly authorized, executed and delivered by the Company; (4) at the time of execution, issuance and delivery of the Purchase Contracts, the related Purchase Contract Agreement will have been duly authorized, executed and delivered by the Company; (5) at the time of execution, countersignature, issuance and delivery of the Securities Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by the Company; and (6) at the time of execution, countersignature, issuance and delivery of the Units, the related Unit Agreement will have been duly authorized, executed and delivered by the Company.

We have assumed further that, at the time of execution, issuance and delivery of the applicable Debt Securities, Guarantees, supplemental indentures, Deposit Agreements, Stock Purchase Contract Agreements, Securities Warrants, Warrant Agreements, Units and Unit Agreements (collectively, the “Securities Documents”), the Company and each of the Schedule II Guarantors (i) will be validly existing under the law of the jurisdiction in which it was organized; (ii) will have the power to enter into the Securities Documents to which it is a party; and (iii) will have duly authorized, executed and delivered such Securities Documents to which it is a party in accordance with the law of the jurisdiction in which it was organized.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.

With respect to the Debt Securities, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board of Directors or duly authorized officers of the Company (such Board of Directors or committee being hereinafter referred to as the “Board,” and the Board and any such authorized officers being hereinafter

- 6 -	January 13, 2012

referred to as the “Issuer Authorizing Party”) and (b) the due execution, authentication, issuance and delivery of such Debt Securities in accordance with the applicable Indenture, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the appropriate Issuer Authorizing Party and otherwise in accordance with the provisions of such Indenture and such agreement, such Debt Securities issued by the Company will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2.	With respect to the Guarantees, assuming (a) the taking of all necessary corporate or other action to authorize and approve the issuance and terms of the Guarantees, the terms of the offering thereof and related matters by the Board of Directors of each Guarantor, a duly constituted and acting committee of such Board of Directors or a managing member of such Guarantor, as applicable, or duly authorized officers of such Guarantor (such Board of Directors, committee and managing member and any such authorized officers being referred to as a “Guarantor Authorizing Party”), (b) the due execution, authentication, issuance and delivery of the Debt Securities or Debt Securities Warrants underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the appropriate Guarantor Authorizing Party and otherwise in accordance with the provisions of the applicable Indenture, Debt Securities Warrant or Warrant Agreement and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors issuing such Guarantees enforceable against such Guarantors in accordance with their terms.

3.	With respect to the Depositary Shares, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of any Depositary Shares, the terms of the offering thereof, the execution and delivery of the Deposit Agreement and related matters by the Board of the Company, (b) the due issuance and delivery to the Depositary under the Deposit Agreement of validly issued, fully paid and nonassessable Preferred Stock represented by the Depositary Shares and (c) the due execution, issuance and delivery of the Depositary Receipts evidencing the Depositary Shares against deposit of the Preferred Stock in accordance with the Deposit Agreement, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement, the Depositary Receipts evidencing the Depositary Shares will be validly issued.

4.

With respect to the Stock Purchase Contracts, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of any Stock Purchase Contracts, the terms of the offering thereof, the execution and delivery of the related Stock Purchase Agreement and related matters by the Board of the Company and (b) the due execution, issuance and delivery of the Stock Purchase Contracts, upon payment of the consideration for such Stock Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of the Company and otherwise in accordance with the provisions of the applicable Stock

- 7 -	January 13, 2012

Purchase Contract and such agreement, the Stock Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5.	With respect to the Securities Warrants, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of the Securities Warrants, the terms of the offering thereof, the execution and delivery of a related Warrant Agreement and related matters by the appropriate Issuer Authorizing Party and (b) the due execution, countersignature, issuance and delivery of such Securities Warrants, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the appropriate Issuer Authorizing Party and otherwise in accordance with the provisions of the applicable Warrant Agreement and such agreement, such Securities Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

6.	With respect to Units, assuming (a) the taking of all necessary corporate action to authorize and approve the issuance and terms of any Units, the terms of the offering thereof, the execution and delivery of the Unit Agreement and related matters by the appropriate Issuer Authorizing Party, (b) the Common Stock and Preferred Stock that are components of any Units are validly issued fully paid and nonassessable, (c) the Debt Securities, the Guarantees, the Stock Purchase Contracts and the Securities Warrants that are components of any Units constitute valid and legally binding obligations of the Company and the Guarantors, as applicable, enforceable against such party or parties in accordance with their terms and (d) the Depositary Receipts evidencing the Depositary Shares that are components of any Units are validly issued, such Units will constitute valid and legally binding obligations of the Company and Guarantors, as applicable, enforceable against the Company and Guarantors, as applicable, in accordance with their terms.

Our opinions set forth above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the federal law of the United States, the law of the State of New York, the Delaware General Corporation Law and the Delaware Limited Liability Company Act.

- 8 -	January 13, 2012

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

Schedule I

Guarantors That are Entities Formed in the State of Delaware or New York

Entity Name	Jurisdiction of Organization

Green Tree Agency Investments LLC	Delaware

Green Tree Asset Acquisition, LLC	Delaware

Green Tree CL LLC	Delaware

Green Tree Credit LLC	New York

Green Tree Credit Solutions LLC	Delaware

Green Tree HE/HI Corp.	Delaware

Green Tree HE/HI LLC	Delaware

Green Tree Holding LLC	Delaware

Green Tree Home Lending LLC	Delaware

Green Tree Investment Holdings II LLC	Delaware

Green Tree Investment Holdings III LLC	Delaware

Green Tree Investment Management LLC	Delaware

Green Tree Investments LLC	Delaware

Green Tree IP LLC	Delaware

Green Tree Landmark LLC	Delaware

Green Tree Licensing LLC	Delaware

Green Tree MH Corp.	Delaware

Green Tree MH LLC	Delaware

Green Tree SerVertis Acquisition LLC	Delaware

Green Tree SerVertis GP LLC	Delaware

Green Tree Servicing Corp.	Delaware

Green Tree Servicing LLC	Delaware

Entity Name	Jurisdiction of Organization

Green Tree-AL LLC	Delaware

Green Tree Loan Acquisition II LLC	Delaware

GTCS Holdings LLC	Delaware

Hanover Capital Partners 2, Ltd.	Delaware

Landmark Asset Receivables Management LLC	Delaware

Marix Servicing LLC	Delaware

Walter Acquisition, LLC	Delaware

Walter Investment Holding Company, LLC	Delaware

Walter Investment Properties, LLC	Delaware

Walter Mortgage Company, LLC	Delaware

WIMC Capital, LLC	Delaware

Schedule II

Guarantors That are Entities Formed in States Other than Delaware or New York

Entity Name	Jurisdiction of Organization

Best Insurors, Inc.	Florida

Green Tree Consumer Discount Company	Pennsylvania

Green Tree Insurance Agency, Inc.	Minnesota

Green Tree Loan Company	Minnesota

Green Tree Insurance Agency of Nevada, Inc.	Nevada